Exhibit 10.23

                                ePAYMENT ALLIANCE

                           MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding ("MOU") for an Alliance to develop and market an electronic payment solution is effective April 1st, 2001 (the "Effective Date") by and between each of:

1. CARDIS Enterprises International B.V., with its head office at Koningslaan 34, 1075 AD Amsterdam, The Netherlands ("CARDIS")

2. CIT Canada Inc., a wholly owned subsidiary of Silverline Technologies, Inc, with its head office at 240 Duncan Mill Rd. North York, Ontario Canada M3C 3N6. ("CIT")

3. Giesecke & Devrient Systems Canada, Inc, with its office at 399 Denison Street, Markham, Ontario Canada L3R 1B7. ("G&D")

4. Ingenico, with its head office at 9, Quai De Dion Bouton, 92816 Puteaux Cedex, France ("Ingenico" )

5. Oasis Technology Ltd., with its head office at 90 Sheppard Ave. East, Suite 100, Toronto, Ontario Canada M2N 6N5. ("Oasis")

6. Schimatic Cash Transactions Network.com, Inc. doing business as Smart Chip Technology [initialed and dated 5/1/01] Technologies, with its head office at 740 East 3900 South, Salt Lake City, UT, USA 84107. ("SCTN") Inc.

Each of CARDIS, CIT, G&D, Ingenico, Oasis, and SCTN are referred to herein individually as a "Party" and collectively as the "Parties".

WHEREAS:

A. Each of the Parties is in the business of supplying goods and/or services relating electronic payment solutions;

B. The Parties wish to collaborate and jointly develop and market enhanced end-to-end electronic payment solutions based on the combined expertise and proprietary technologies of each of the Parties;

C. The Parties wish to undertake some preliminary research to determine whether there exists: (i) a viable market for such enhanced end-to-end electronic payment solutions and (ii) a basis for establishing a formal joint venture amongst the Parties; and

D. The Parties wish to outline some general principles upon which the Parties will cooperate during the development and marketing of such solution, and if the Parties determine that there is a basis for establishing a formal arrangement, the form and general principles of such a formal arrangement.

NOW THEREFORE, IN CONSIDERATION of the mutual benefits to be derived from this MOU, the Parties agree as follows:

1        PURPOSE

1.1 The purpose of this MOU is to outline the principles upon which an alliance will be created for the development and marketing of an end-to-end payment solution for micropayments (the "Alliance Solution") based on a multi-application smart card. The Alliance Solution will be

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         Internet capable and offer a complete payment solution that integrates traditional card payments with loyalty programs and micro payments, i.e., amounts less than $25.00, as well as merchant, acquiring, issuing and settlement functionality in the physical, virtual, and mobile worlds of commerce.

1.2      The Parties will co-operate in:

         a)       the marketing and sales activities related to the Alliance
                  Solution;.

         b)       the continued development and support of the Alliance
                  Solution;

         c) the initial rollout and related marketing activities in North America; and

         d) the subsequent rollout of the Alliance Solution in other regions of the world.

2.       THE ALLIANCE SOLUTION

2.1 The Alliance Solution shall be comprised of the following components from each respective Party (as mutually agreed by the steering committee) as follows (each a "Component" and collectively, the "Components"):

         2.1.1 CARDIS may provide its proprietary smart card based micro-payment system, including patented methodology and any unique software required for running its system, including development of interface specifications to the other components as required to interface with Cardis' intellectual property.

         2.1.2 CIT may provide the PKI security server and professional services associated with co-project management, systems design, onshore/offshore development, testing and overall systems integration. This will include some or all of the following:

                  (i) G&D smart card security, into the Oasis Payment system including the G&D security client and CIT security server;

                  (ii) SCTN loyalty system with the terminals, the G&D chip cards and the Oasis system;

                  (iii) the CARDIS micro-payment system with the terminals, the G&D chip cards and the Oasis system.

         2.1.3 G&D may provide the Smart card security that includes PKI card applications, PC card readers, Card Operating System, card production and fulfillment, and Certificate Authority functionality.

         2.1.4 Ingenico may provide smart card reader/writer card accepting devices, security expertise on smart card and e-commerce solutions, a terminal estate management system, and associated terminal testing tools for application development.

         2.1.5 Oasis may provide the base payment system that includes IST/ Switch, eMerchant, Merchant Accounting, Issuing Card Accounting, iSeries and the Oasis Internet Banking adapters, and related modules. Oasis will act as lead architect and overall integration designer.

         2.1.6 SCTN may provide its proprietary smart card-based loyalty program, including patented methodology and any unique software required for running its system in support of its program, including development of interface specifications to

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                  the other components as required to interface with SCTN
                  intellectual property. SCTN will also provide loyalty program management services through its loyalty backend processing system known as "Loyalty Central".

3. BRAND NAME AND INTELLECTUAL PROPERTY

3.1 In order to build brand name distinctiveness and add value to the Alliance Solution, the Parties shall within 60 days of the Effective Date of this MOU, agree to a brand name and corresponding mark for the Alliance Solution (the "Brand Name"). The Brand Name shall be beneficially owned by the Parties and will be the sole name or mark under which each Party shall market the Alliance Solution.

3.2 The Parties acknowledge that in the process of developing the Alliance Solution and integrating the Components, technologies may be created to which new intellectual property rights ("New IP Rights") will attach. The Parties agree that any such New IP Rights will be owned by the Party or Parties that created the technology until such Party or Parties agree to transfer these rights to the legal entity ("Alliance Co."), in which each Party will have an ownership interest, when it is formed. The above is not applicable to any intellectual property rights that a Party has in its existing Components.

3.3      The IP Rights, including Brand Name, will become assets of Alliance Co.

4.       COMMERCIAL AGREEMENT

4.1 Within 90 days of the Effective Date of this Agreement, the Parties shall enter into a commercial agreement (the "Agreement") which shall include without limitation, standard terms for agreements of this nature and the following:

         4.1.1 Subject to agreement on cross-licensing and/or sublicensing terms, a grant by each Party to each of the other Parties, or Alliance Co. when it is formed, of (i) a non-exclusive, limited, world-wide license to market, distribute and sub-license such Party's Components for use solely with the Alliance Solution under the Brand Name and (ii) a non-exclusive, fully paid-up, world-wide, license to use the Brand Name solely in conjunction with the Components.

         4.1.2 Terms and conditions for the use of the Brand Name including without limitation, prohibiting the marketing of individual Components under the Brand Name as well as technical specifications for use of the Brand Name.

         4.1.3 Provision for each Party to retain ownership of its respective Components that are proprietary to such Party and are in part or holistically required for the Alliance Solution.

         4.1.4 Provisions for the registration of the Brand Name as a serial or trademark and any applicable Internet domain name registration including the following: "Alliance Co. or Oasis (in the case Alliance Co. has yet to be created) will, to the extent possible on a commercially reasonable basis, register, trademark and maintain the Brand Name on behalf of the Partners, including but not limited to all necessary Internet domain name registrations to protect the Parties' rights in locations agreed by the Parties. The Parties agree to share the cost of such registration, trademark and maintenance of the Brand Name equally. Each Party agrees to pay its share to Alliance Co. or Oasis promptly upon receipt of Alliance Co.'s or Oasis's invoice. The Parties agree that Oasis will have no responsibility to defend an application to register or have any liability whatsoever for any failure to register,

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                  trademark and maintain the Brand Name. In the event the Brand
                  Name is registered by Oasis, the registration shall be transferred to Alliance Co. once Alliance Co. has been created."

         4.1.5 Provision for the ownership of the Brand Name by the Parties in equal proportionate shares and rights to use the Brand Name upon termination of the Agreement.

         4.1.6 Terms and conditions for the sale or cross-licensing of Components by the Parties, which may include without limitation, a discount of up to 20% on the Components, or some other type of preferred status to each of the other Parties, or Alliance Co when it is formed as well as pricing for the Alliance Solution.

         4.1.7 Terms and conditions for co-marketing of the Alliance Solution including without limitation, guidelines for acquiring new business as well as apportioning of sales and profits.

         4.1.8 The Parties agree that when the Brand Name has been agreed upon in writing by the Parties, notwithstanding that the Agreement has not been executed by the Parties, Oasis may take action to protect the Parties' rights and the terms contained in section 4.1.4 will apply to such action.

5. THE BUSINESS RELATIONSHIP

5.1 Notwithstanding the Agreement, any or all of the Parties may: (i) work together to promote the Alliance Solution on an ad hoc basis and to jointly pursue marketing and business initiatives and activities in any specific global market segment, including without limitation, the financial services, retail, and insurance (the "Market Segments") and
         (ii) pursue other co-marketing, teaming, partnering and alliance agreements with each other.

5.2 Immediately after the Effective Date, the Parties shall commence work on (i) a business plan, (ii) a marketing plan, (iii) a project plan; and (iv) a detailed project schedule to determine the viability of a formal joint venture and ensure Alliance Solution market readiness as early as possible.

5.3 Each Party will provide at the engineering or technical level at no charge to the other Parties, technical support as reasonably requested to accomplish (i) the functional compatibility of all the Alliance Solution components and (ii) the continued development and upgrading of each Party's respective components in the Alliance Solution for improved functionality and the best operational integration of the Alliance Solution.

5.4 The Parties shall cooperate to produce marketing materials for the Alliance Solution. Each Party shall have the right to reproduce or otherwise use the Alliance Solution marketing materials of the other Parties. Such materials may be used in an individual Party's marketing or in Alliance-wide marketing and selling activities agreed upon by the Parties.

5.5 The Parties will work together to obtain new business through their combined efforts in the areas of (i) pre-sales by responding to requests for proposal ("RFP") and requests for information ("RFI"), and

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         generating proposals and (ii) direct and indirect sales through channel distribution and third party partners.

5.6 The Parties agree to establish a steering committee for the purpose of ensuring the success of the Alliance Solution. The steering committee will recommend the general principles and final form of the Agreement and make all decisions regarding the business strategy of the Alliance. Each party shall appoint one senior executive as its steering committee member. Such senior executive shall be able to provide prompt decisions on behalf of the party he or she represents. The steering committee shall meet as mutually agreed either in person or by telephone conference call not less frequently than twice each month. The steering committee will agree on (i) a process for making decisions, (ii) a process for recording the minutes of its meetings and the performance of other necessary administrative activities and (iii) the creation of subcommittees e.g. technical and business subcommittees, to address technical, marketing and sales requirements.

5.7 In order to put forth the best commercially viable effort to ensure optimal market driven pricing practices, the Parties shall meet on a quarterly basis as mutually agreed to review and discuss the Alliance Solution pricing in relation to other competitive market solutions.

5.8 None of the Parties may use the name, logo or intellectual property of another Party or any affiliate of another Party, without the other Party's prior written approval.

5.9 This MOU does not create, and shall not be construed to create, any joint venture or partnership between the Parties. No officer, employee, agent, servant or independent contractor of any Party shall be at any time be deemed to be an employee, servant, agent or contractor of any other Party for any purpose. The Parties are each independent contractors, not employees, agents or representatives of each other. No Party has the right to bind any other Party to any agreement except as may be specifically provided herein.

5.10 The Parties agree that where consents are required, such consents shall not be either unreasonably delayed or unreasonably withheld.

5.11 Each Party shall be responsible for its own expenses in connection with this MOU.

5.12 Each Party agrees that the Parties will be under no obligation whatsoever to enter into further agreements with each other, as a result of this MOU.

6.       TERM AND TERMINATION

6.1 The Parties agree to use reasonable efforts to negotiate and conclude the Agreement as set out in section 4.1. The terms of the Agreement will supersede the terms of this MOU.

6.2 The term of this MOU is 90 days from the Effective Date, unless extended by agreement of the Parties.

6.3 If the Commercial Agreement has not been executed by the parties, upon expiry of this MOU (i) each Party shall, within 30 days of such expiry, return any property of another Party in its possession to such other Party (ii) the Brand Name shall become the property of Oasis and Oasis shall grant each of the Parties a non-exclusive, world-wide, fully paid-up license to use the Brand Name, (iii) Articles 7, and 8 and
         Section 6.3 will survive such expiry.

7.       LIMITATION OF LIABILITY

7.1      EXCEPT FOR A BREACH OF ANY OBLIGATION UNDER ARTICLE 7
         (CONFIDENTIALITY); IN NO CIRCUMSTANCES SHALL ANY PARTY BE LIABLE TO

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         ANOTHER PARTY OR PARTIES FOR LOSS OF PROFITS, LOSS OF BUSINESS REVENUE,
         FAILURE TO REALIZE EXPECTED SAVINGS, OTHER COMMERCIAL OR ECONOMIC LOSS OF ANY KIND WHATSOEVER, NOR SHALL ANY PARTY BE LIABLE TO ANOTHER PARTY OR PARTIES FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT INCLUDING IN CONNECTION WITH THE OBLIGATIONS THAT ARE THE SUBJECT MATTER OF A PROJECT PLAN, EVEN IF ADVISED OF THE POSSIBILITY OF SAME AND REGARDLESS OF THE CAUSE OF ACTION (INCLUDING BREACH OF CONTRACT, FUNDAMENTAL BREACH, AND NEGLIGENCE), AND

7.2 EXCEPT FOR PAYMENT OBLIGATIONS SPECIFICALLY PROVIDED FOR HEREUNDER, IN NO EVENT WILL THE CUMULATIVE LIABILITY OF ANY PARTY UNDER THIS AGREEMENT EXCEED US$10,000.

8.       CONFIDENTIALITY

8.1 In connection with this MOU it may be necessary for a Party to exchange confidential information ("Confidential Information") with another Party or the other Parties. All Confidential Information shall be exchanged under the terms of the separate confidentiality agreement, which is attached to this MOU as Schedule A.

8.2 Notwithstanding anything contained in this Article, a Party will not disclose the marketing plans, sales information, confidential product information, clients or customers of any other Party to third parties without first obtaining written permission from such other Party, and shall not make any such disclosure without entering into a suitable confidentiality agreement with such third party. However, each Party may discuss and share with customers and prospective customers publicly available product information and product literature including product briefs and product manuals belonging to another Party.

9.       Representations and Warranties

9.1 Each Party hereby represents and warrants to the other Parties as follows:

9.1.1 No Breach of other Agreements. The execution, delivery and performance of this MOU by such Party will not (i) result in the breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, any contract or other instrument or obligation to which such Party is now bound,
         (ii) result in the breach of any of the terms or conditions of, or constitute a default under, the charter, bylaws or other governing instruments of such Party, or (iii) violate any order, writ, injunction, decree, or any statute, rule or regulation applicable to such Party.

9.1.2 Exclusion of Other Warranties. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE ARE ALL EXPRESSLY DISCLAIMED.

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10.      GENERAL

10.1 The Parties understand and agree that this MOU is not meant to address all issues which may arise in connection with the development and marketing of the Alliance Solution. The Parties hereby agree to work together in good faith to negotiate and conclude the Agreement as soon as possible.

10.2 Nothing in this MOU implies transfer of title, ownership, copyright or other intellectual property rights from any Party to any other Party or the Parties.

10.3 Each Party agrees to comply fully with all applicable laws and government regulations applicable in any country or organization of nations within whose jurisdiction the Party operates or does business, including but not limited to, those applicable to the export and re-export of products.

10.4 This MOU may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

IN WITNESS WHEREOF this MOU and its Schedule A have been executed by the Parties hereto as if each had been signed separately.


Accepted and agreed to:  Accepted and agreed to:         Accepted and agreed to:


                                                         Giesecke & Devrient
Cardis B.V.              CIT Canada Inc.                 Systems Canada, Inc.
------------------------ ------------------------------- -----------------------

By:                      By:                             By:
------------------------ ------------------------------- -----------------------
    Signature                Signature                    Signature
Name:                    Name:                           Name:
------------------------ ------------------------------- -----------------------
    Type or Print          Type or Print                     Type or Print
Title:                   Title:                          Title:
------------------------ ------------------------------- -----------------------
    Type or Print          Type or Print                     Type or Print
Date:                    Date:                           Date:
------------------------ ------------------------------- -----------------------

Accepted and agreed to:  Accepted and agreed to:         Accepted and agreed to:

Oasis Technology Ltd.    Schimatic Cash Transactions     Ingenico
                         Network.com Inc. doing business
                         as Smart Chip Technology
                         Technologies Inc.

By: /s/ B.Bernstein      By: /s/ Jim Williams            By:
------------------------ ------------------------------- -----------------------
    Signature                Signature                       Signature

Name: B. Bernstein       Name: Jim Williams              Name:
------------------------ ------------------------------- -----------------------
     Type or Print          Type or Print                     Type or Print

Title: General Counsel   Title: President & CEO          Title:
------------------------ ------------------------------- -----------------------
       Type or Print          Type or Print                     Type or Print

Date: July 4, 2001       Date: 5/1/01                    Date:
------------------------ ------------------------------- -----------------------

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                                ePAYMENT ALLIANCE

                           MEMORANDUM OF UNDERSTANDING

                                   Schedule A

                            CONFIDENTIALITY AGREEMENT

         THIS AGREEMENT is entered into effective as of the 1st day of March, 2001 by and between each of:

1. CARDIS Enterprises International B.V., with its head office at Koningslaan 34, 1075 AD Amsterdam, The Netherlands ("CARDIS")

2. CIT Canada Inc., a wholly owned subsidiary of Silverline, Inc, with its head office at 240 Duncan Mill Rd. North York, Ontario Canada M3C 3N6. ("CIT")

3. Giesecke & Devrient Systems Canada, Inc, with its office at 399 Denison Street, Markham, Ontario Canada L3R 1B7. ("G&D")

4. Oasis Technology Ltd., with its head office at 90 Sheppard Ave. East, Suite 100, Toronto, Ontario Canada M2N 6N5. ("Oasis")

5. Schimatic Cash Transactions Network.com, Inc. doing business as Smart Chip Technology Technologies., with its head office at 740 East 3900 South, Salt Lake City, UT, USA 84107. ("SCTN")

6. Ingenico, with its head office at 9, Quai De Dion Bouton, 92816 Puteaux Cedex, France ("Ingenico" )

Each of CARDIS, CIT, G&D, Oasis, SCTN and Ingenico are referred to herein individually as a "Party" and collectively as the "Parties".

The Parties contemplate entering into one or more discussions relating to, among other things, an exploration of possible relationships between the Parties. During the course of such discussions, in order to assist the Parties in mutually making a decision as to the possibility of one or more types of relationships between them, each of the Parties wishes to disclose to the other and receive from the other information relating to the Parties' respective businesses, their respective present and proposed products, services and systems and, possibly, their respective know-how, much of which constitutes their respective confidential and proprietary information.

         In consideration of the foregoing and the mutual agreements hereinafter contained and in order to enable the Parties to proceed with these discussions, the Parties agree as follows:

I.       CONFIDENTIAL INFORMATION

         1.       (A)      Despite any other provision of this agreement, the
                           following shall constitute a Party's confidential and proprietary information (the "Confidential
                           Information"):

                  (a) all information provided by that Party (the "Discloser") to the other (the "Recipient") in tangible form and that is marked prominently as "confidential" or "proprietary" or that is otherwise designated as confidential in advance of disclosure;

                  (b) all information disclosed by the Discloser to the Recipient, whether orally or in writing, and whether or not specifically designated as confidential in advance of disclosure, concerning the Discloser's business plans or forecasts, financial state or performance, sales, pricing structures, customers, prospective customers, projects, prospective projects, the names and expertise of employees and

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                           consultants, contractual terms, procurement
                           requirements, sales and merchandising and marketing plans, forecasts and strategies, research and development initiatives, trade secrets or know-how (including, without limitation, tangible or intangible code, data, technology, algorithms, software programs, software source documents, formulae, inventions--whether patentable or not--and technical aspects or details of the Discloser's current, future and proposed services, systems, techniques and products); and

                  (c) proprietary and confidential information of the Discloser's customers, prospective customers, distributors and persons with whom the Discloser is involved in a strategic alliance or joint venture which may be disclosed to the Recipient by the Discloser; and

                  (d) any other information that the Discloser wishes to disclose orally to the Recipient and in respect of which prior to disclosure the Discloser has informed the Recipient generally of the nature of such information and the Recipient has agreed to receive it in confidence, it being understood and agreed, however, that the protection afforded by this agreement to Confidential Information will apply to the information disclosed in accordance with this subparagraph (d) for only 30 days following the date of disclosure unless within such 30 day period the Discloser delivers to the Recipient a letter confirming that the Discloser has disclosed and the Recipient, at the time of such disclosure, has agreed to receive such information in confidence, stating generally the nature of the confidential information disclosed without actually documenting the information disclosed. For certainty, the limitation on the protection afforded by this agreement to Confidential Information disclosed in accordance with this subparagraph (d) does not apply to information that is also provided to the Recipient in tangible form and is of the type referred to in paragraph (a), above, or to information that is of the type referred to in paragraphs (b) or (c), above.

                  (B) Each Party's Confidential Information shall be used by the other only for the purposes of evaluating the feasibility of one or more types of potential relationships between the Parties and in connection with such relationship or relationships if developed.

                  (C) Each Party receiving Confidential Information acknowledges the claim of the Party disclosing such Confidential Information to the intellectual property rights (including, without limitation, any copyrights, patents and trade secrets) in that Confidential Information ("Intellectual Property Rights")

         2. (A) All Confidential Information of a Party and every Derivative thereof, whether created by the Discloser or the Recipient, is and remains the property of the Discloser. For purposes of this agreement, "Derivative" means:
(i) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and
(iii) for material that is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

                  (B) Except to the extent otherwise permitted by paragraph (C) of this subsection I.2, the Recipient shall not, without the prior written consent of the Discloser, copy or reproduce or cause or permit to be copied or reproduced, whether mechanically, electronically, in handwriting, by video, photographic or audio recording or by data transfer or in any other manner, any documents, materials or other information constituting, containing or referring

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to Confidential Information furnished or disclosed to the Recipient by the
Discloser or any other person, including, without limitation, any notes which the Recipient may have taken of conversations or meetings with the Discloser or, if applicable, the Discloser's representatives or of material provided to the Recipient by the Discloser or any other person, to the extent that such notes constitute , contain or refer to Confidential Information of the Discloser (all such documents, materials, other information and notes referred to as the "Tangible Material").

                  (C) Nothing in paragraph (B) of this subsection I.2 will prevent the Recipient from making such reasonable number of copies of Tangible Material as are reasonably required by its employees for the purposes referred to in paragraph I.1(B) hereof, subject to the provisions of subsection I.4 and on condition that reasonable controls are instituted to keep track of the number and destination of such copies. All copies of Tangible Material will be treated in the same manner as original documents constituting, containing or referring to Confidential Information and will be deemed to be Tangible Material.

                  (D) The Recipient shall return or deliver to the Discloser promptly, upon the Discloser's request, all the Discloser's Confidential Information and every Derivative thereof, including the originals and all copies of all Tangible Material..

         3. Other than as expressly stated herein, this Agreement (a) creates no rights in the Recipient regarding transfer, purchase, sale or license of Intellectual Property Rights of the Discloser, employment, co-development or independent contracting; and (b) permits no use, reproduction, copying, manufacture, modification, sale, transfer, distribution, reverse engineering or other attempt to derive source code, of the Confidential Information of the Discloser, or creation of derivative works therefrom.

         4. Each Party acknowledges that disclosure of any of another Party's Confidential Information either directly or indirectly to any third party including, without limitation, its clients, the other's existing or potential competitors or to the general public would be highly detrimental to the other's business and economic interests. For a period of five (5) years following the date of disclosure, or with respect to Confidential Information that is a trade secret (including source code and object code), at all times, (i) the Recipient shall maintain the Discloser's Confidential Information in confidence and shall not make any commercial use of it, directly or indirectly, except pursuant to an agreement in writing between the Discloser and the Recipient, and shall not use it in any manner whatsoever adverse in interest to the interests of the other, and (ii) the Recipient shall not disclose any of the Discloser's Confidential Information to any third party without the express prior written authorization from the Discloser, which authorization may be unreasonably or arbitrarily withheld. The Recipient agrees to make its best efforts to maintain the secrecy of all the Discloser's Confidential Information and to take such precautions to safeguard such Confidential Information as are commercially reasonable including, without limitation and as a minimum, the measures, if any, which the Recipient takes to protect the Recipient's own similar confidential information. The Recipient may disclose the Discloser's Confidential Information, on a "need to know" basis, solely for the purposes set out in this agreement, to such of its employees, agents or independent contractors who have entered into confidentiality agreements, prior to the disclosure to such of them of the Discloser's Confidential Information, that would subject the employee, agent or independent contractor to non-disclosure and confidentiality obligations in respect of the Discloser's Confidential Information equal to or more stringent than those contained in this agreement.

         The Recipient's obligations of confidentiality hereunder do not extend to any Confidential Information that the Recipient can demonstrate to the satisfaction of the Discloser, acting reasonably:

                  a. was previously known to the Recipient and was not acquired under any obligation to hold it in confidence, or

                  b. was received from a third party who has the right to disclose it without restriction, or

                  c. was publicly available at the time of disclosure to the Recipient, or

                  d. was approved for public release by written authorization of the Discloser, but only to the extent of such authorization, or

                  e. becomes publicly available through no fault of the Recipient, or

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

                  f. is or becomes the subject of a patent, in which case the Discloser shall rely upon its rights pursuant to such patent, or

                  g. has been independently developed by the Recipient without reliance on the Discloser's Confidential Information, or

                  h. is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure and on condition that the Recipient shall first give to the Discloser ten (10) days notice or, if less notice is given to the Recipient, as much notice to the Discloser as is practicable, so that a protective order or other relief, if appropriate, may be sought.

II.      GENERAL

         1. The Parties shall make reasonable efforts to limit disclosures of their own information to information reasonably necessary to accomplish the purpose of this Agreement, but this provision does not diminish the Parties' respective obligations of confidentiality.

         2. No Party shall make any public disclosure concerning the discussions they are having with each other or which mentions or refers to another Party or its trademarks without the prior written consent of the other Party.

         3. Subject to the obligations contained herein including, without limitation, the obligation of confidentiality, nothing in this Agreement shall restrict the right of a Party to procure or market products or services which may be competitive with those offered by another Party, nor obligate a Party to obtain any services from another Party, nor prevent a Party from entering into similar agreements with other companies or individuals.

         4. Each Party warrants to the other that it has the right to disclose to the other all Confidential Information which it shall disclose and agrees to indemnify and hold the other harmless against and from all claims, damages and expenses, including reasonable legal fees, resulting from a wrongful disclosure which would breach such warranty.

         5. It is understood that no Party hereby grants to the other any rights under existing or future patents or proprietary information.

         6. It is understood that there is no obligation on the part of any Party to enter into an agreement with any other Party or any third party for the provision of services or products.

         7. This Agreement shall benefit and bind the Parties and their respective successors.

         8. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof. No modification or variation of the Agreement will be considered valid unless it is made in writing, is clearly expressed to be a modification hereto or variation hereof and is executed by the Parties in the same manner as this Agreement. No provision of this Agreement shall be waived except in writing and no waiver of a provision shall operate as a waiver of any other provision or of the same provision on a future occasion. If any provision hereof is held invalid, the balance will remain effective, and to the extent feasible the offending provision will be restated to give effect to its stated intent.

         9. THE DISCLOSER'S CONFIDENTIAL INFORMATION IS PROVIDED TO THE RECIPIENT "AS IS," WITH NO EXPRESS OR IMPLIED CONDITION OR WARRANTY WHATSOEVER, INCLUDING WITHOUT LIMITATION ANY CONDITION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OF UNINTERRUPTED OR ERROR-FREE OPERATION. The foregoing provision is without prejudice to the respective rights and obligations of the Parties under any subsequent written agreement into which they may enter and the warranties and conditions, if any, that may be expressly contained therein; except to the extent specifically provided in any such subsequent written agreement, the Discloser is not responsible for the results of any reliance by the Recipient upon the Discloser's Confidential Information.

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         10. Each Party acknowledges that the Discloser may be irreparably injured by a breach of the provisions of this Agreement and that the Discloser may apply to a court of competent jurisdiction for equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement. Such remedies shall not be deemed to be the exclusive remedies in the event of a breach, but shall be in addition to all other remedies at law or equity. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any right, power or privilege hereunder constitute a waiver.

         11. The Parties agree that this Agreement shall be governed by and interpreted in accordance with the law of Ontario (excluding its choice of law rules) and that any action in any way arising out of this Agreement shall be commenced in an appropriate court having jurisdiction in Ontario. The prevailing Party in any suit hereunder shall recover all related costs, expenses and reasonable legal fees.

         12. A signed copy of this Agreement may be validly delivered by telecopier; if a signed copy is transmitted by telecopier, the copy received by telecopier will be deemed to be an executed original, the Party delivering by telecopier hereby undertaking and agreeing to deliver promptly the original signed copy by mail or courier.

                                 * * * END * * *

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